Exhibit 99.2

[ALCATEL LOGO]                                                     [LUCENT LOGO]



ALCATEL AND LUCENT TECHNOLOGIES CONFIRM TIMING OF PROPOSED MERGER AND PROVIDE
                    AN UPDATE ON ACHIEVEMENT OF KEY MILESTONES


PARIS AND MURRAY HILL, N.J., JULY 10, 2006 - Following the announcement on April 2, 2006, of their proposed merger transaction, Alcatel (Paris: CGEP.PA and NYSE:
ALA) and Lucent Technologies (NYSE: LU) today provided an update on the integration process and believe they are on track to complete their merger transaction by the end of calendar year 2006, which is within the 6 to 12 month timeframe originally announced. In recent weeks, the two companies have achieved a number of significant milestones, including satisfying some regulatory conditions to the proposed merger.

The business model and the associated organization of the combined company are now defined and will be implemented immediately upon closing. More detailed evaluations of cost synergies confirm that previously announced targets should be fully met. "The pre-integration work has progressed very satisfactorily and clearly confirms the high value that will be derived from this merger for our customers and our shareholders" said Serge Tchuruk who will become non-executive Chairman of the combined company.

"This merger will create a world-class team that will deliver the best of both companies to customers around the world, and will create enhanced value for shareholders" said Patricia Russo, chairman and CEO of Lucent who will become CEO of the combined company. "To that end, we are mapping each company's individual strengths to the changing market dynamics reshaping our industry and adopting best practices across the business of the combined company. From R&D to sales, from product development to marketing, from finance to talent development, we are committed to being a role model company for the 21st century."
A more detailed status of the progress achieved so far is shown below.

ORGANIZATION  AND BUSINESS  STRUCTURE
The combined company will address carrier, enterprise and service markets with a strong focus on end-to-end solutions maximizing the value to customers. The overall business will be segmented in Business Groups structured along the global requirements of those three markets, while a decentralized regional organization will provide strong local support to customers.

The  Carrier Business Groups,  headed by Etienne Fouques will consist of:
- Wireless,  headed by Mary Chan,
- Wireline, headed by Michel Rahier,
- Convergence, headed by Marc Rouanne,

The Enterprise Business Group will be headed by Hubert de Pesquidoux. The Service Business Group will be headed by John Meyer.

The Company will have four geographic regions*:
- Europe and North, headed by Vince Molinaro,


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- Europe and South, headed by Olivier Picard,
- North America, headed by Cindy Christy,
- Asia-Pacific, headed by Frederic Rose.

The company will have a management committee which will be headed by Pat Russo, Chief Executive Officer. The members of this committee will include Etienne Fouques, Senior Executive Vice President of the Carrier Group; Frank D'Amelio, Senior Executive Vice President Integration and Chief Administrative Officer; Jean-Pascal Beaufret, Chief Financial Officer; Claire Pedini, Senior Vice President, Human Resources and Communication and Mike Quigley. Mike Quigley has decided for personal reasons to assume a different role for the combined company. He will focus on the strategic direction of the company and will become President, Science, Technology and Strategy. In this capacity he will devote his attention to assuring that strategic investments align with evolving market opportunities.

(*) Europe & North includes UK, Nordics, Benelux, Germany, Russia and Eastern European countries
Europe & South includes France, Italy, Spain and other
Southern European countries, Africa, Middle East, India and Latin America North America includes the United States of America, Canada and the Caribbean Asia Pacific includes China, Northeast Asia, South East Asia and Australia.

REGULATORY PROCESS
In recent weeks, the companies have achieved the following regulatory milestones:
o On June 7, 2006, the two companies were notified that they had received early termination under the Hart-Scott-Rodino US Antitrust Improvements Act of 1976 (HSR) as it pertains to the merger.
o    On June 16, 2006, the companies filed for European antitrust approval.

Additionally, the two companies plan to submit a voluntary notice of the merger to the Committee on Foreign Investment in the United States (CFIUS) in the near future. The merger remains subject to additional customary regulatory reviews and approvals as well as approval by shareholders of both Alcatel and Lucent at shareholder meetings scheduled for September 7, and other customary conditions.

COST SYNERGIES

"We remain confident in our ability to achieve the previously announced Euro 1.4 billion (USD 1.7 billion) of annual pre-tax cost synergies within three years and continue to expect about 70% of these savings to be achieved in the first two years post closing" said Christian Reinaudo, Alcatel integration team leader.

"We have collectively performed further analyses of each business activity and have identified significant cost synergies from several areas across the businesses, including a reduction of the combined worldwide workforce by approximately 9,000 people," added Janet Davidson, Lucent Technologies integration team leader.

The combined company expects that the synergies will be realized according to the following general breakdown: approximately 30% from Cost of Goods Sold and the remainder out of operating expenses.

Based on recently completed analyses, the companies now expect approximately 55% of the synergies to be related to workforce reductions, with the remainder derived from non-headcount cost synergies.

At their April 2 press conference announcing the merger, Lucent and Alcatel identified several areas that would drive the expected synergies. These included overlapping functions in such areas as corporate activities, information technology, sales and marketing, services and R&D, as well as opportunities to optimize supply chain and procurement processes and to consolidate facilities. Based on the current work of the integration teams, the two companies today are providing further details on three of the areas where they have progressed the furthest thus far. Each of the areas noted below impact both cost and expense and serve as examples of our progress:

Real Estate: At the closing of the merger, the combined company will manage approximately 4.3 million square meters of various manufacturing sites and offices in 850 different locations. Through the improved utilization of existing facilities as well as the elimination of excess space the companies are targeting by the end of year 3 approximately Euro 100 million (USD 122 million) of real estate cost savings.

Supply Chain and Procurement: At closing, annual external purchases are estimated at Euro 8.7 billion (USD10.6 billion). Savings derived from component purchases, indirect spend, project sourcing and EMS relationships should amount to at least 3% of external purchases. This would represent approximately Euro 250 million (USD 305 million) by the end of year 3.

Platform convergence: The rationalization and migration plans will leverage the most innovative technologies and products and have the highest potential in terms of growth and overall customer satisfaction. Particular emphasis has been placed on the continuous support of our customers' investments in the installed base. Moreover, the companies will work on ensuring a gradual migration path for customers transitioning to the combined future portfolio to avoid disruptions during the migration process. Cost synergies associated with this process are currently targeted at approximately Euro 400 million (USD 488 million) by the end of year 3.

"We are approaching this merger excited about the opportunity ahead of us," said Russo. "On day one, the combined company will have both a strong financial base, a leading market position, an enhanced global footprint and an experienced international leadership team. It will then be up to us to build on this momentum to generate growth and to create value for all of our constituents. Given the talent present in both companies, I am confident we will do just that."

The currency exchange rate ratio used in this release is based on: Euro 1 = USD 1.22.

ABOUT ALCATEL
Alcatel provides communications solutions to telecommunication carriers, Internet service providers and enterprises for delivery of voice, data and video applications to their customers or employees. Alcatel brings its leading position in fixed and mobile broadband networks, applications and services, to help its partners and customers build a user-centric broadband world. With sales of EURO 13.1 billion and 58,000 employees in 2005, Alcatel operates in more than 130 countries. For more information, visit Alcatel on the Internet:
HTTP://WWW.ALCATEL.COM

ALCATEL PRESS CONTACTS
 Regine Coqueran   Tel: + 33 (0)1 40 76 49 24     regine.coqueran@alcatel.com
                                                  ---------------------------

ALCATEL INVESTOR RELATIONS
 Pascal Bantegnie  Tel: +33 (0)1 40 76 52 20  pascal.bantegnie@alcatel.com
                                             -----------------------------
 Nicolas Leyssieux Tel: +33 (0)1 40 76 37 32  nicolas.leyssieux@alcatel.com
                                             -----------------------------
 Maria Alcon       Tel: +33 (0)1 40 76 15 17  maria.alcon@alcatel.com
                                             ------------------------
 Charlotte Laurent-Ottomane  Tel: +1 703 668 7016   charlotte.laurent
                                                   -ottomane@alcatel.com
                                                   -----------------------


ABOUT LUCENT
Lucent designs and delivers the systems, services and software that drive next-generation communications networks. Backed by Bell Labs research and development, Lucent uses its strengths in mobility, optical, software, data and voice networking technologies, as well as services, to create new revenue-generating opportunities for its customers, while enabling them to quickly deploy and better manage their networks. Lucent's customer base includes communications service providers, governments and enterprises worldwide. For more information on Lucent, which has headquarters in Murray Hill, N.J., U.S.A., visit http://www.lucent.com.

LUCENT PRESS CONTACTS
 Joan Campion      Tel :+ 1 908-582-5832   joancampion@lucent.com
                                           ----------------------
 Mary Ward         Tel :+ 1 908-582-7658   maryward@lucent.com
                                           -------------------

LUCENT INVESTOR RELATIONS
 John DeBono      Tel : +1 908-582-7793    debono@lucent.com
                                           -----------------
 Dina Fede        Tel : +1 908-582-0366    fede@lucent.com
                                           ---------------

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC
In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant


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documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.


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